UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 12, 2015

Paycom Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36393	80-0957485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 W. Memorial Road, Oklahoma City, Oklahoma		73142
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 722-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 12, 2015, Paycom Software, Inc. (the “Company”), Welsh, Carson, Anderson & Stowe X, L.P., WCAS Capital Partners IV, L.P., WCAS Management Corporation, certain of the Company’s executive officers and affiliates thereof and certain other selling stockholders (collectively, the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. (the “Underwriter”) pursuant to which the Selling Stockholders agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Selling Stockholders, subject to and upon the terms and conditions set forth therein, an aggregate of 4,500,000 shares of the Company’s common stock, par value $0.01 per share, at a price of $41.75 per share. Certain of the Selling Stockholders also granted the Underwriter a 30-day option to purchase up to an additional 675,000 shares.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The exhibit to this Current Report on Form 8-K is hereby incorporated by reference into the Registration Statement on Form S-3 (File No. 333-204164) filed by the Company with the Securities and Exchange Commission on May 14, 2015.

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated November 12, 2015, by and among Paycom Software, Inc., the selling stockholders named therein and Barclays Capital Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCOM SOFTWARE, INC.

Date: November 18, 2015	By:	/s/ Craig E. Boelte
	Name:	Craig E. Boelte
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated November 12, 2015, by and among Paycom Software, Inc., the selling stockholders named therein and Barclays Capital Inc.